AMENDMENT

to the English version of the Acquisition Agreement concluded on February 12, 1999, by and between Central European Distribution Corporation, Carey Agri International Poland Sp. z o.o. and Multi Trade Company, hereinafter refered to as "the Agreement", which is amended as set forth in Section 2 hereof.

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SECTION 2        In the English version of the Agreement the following changes shall be made::
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1. In the third indent of the Agreement the word "sell" shall be replaced by the word "transfer". As a result the third indent of the Agreement shall be worded as follows:

"WHEREAS, the Company and the Partners possess all of the rights required and necessary to use and to Assign as a contribution in kind the Trademark and Tradename and desire to TRANSFER and assign the Trademark and Tradename to Buyer pursuant to the terms and conditions hereof;"

2. In the title of Section 2.1 "Contribution and Assumption of Securities" the words "of Trademark and Tradename" shall be added. As a result the title of
Section 2.1 of the Agreement shall be worded as follows:

"2.1. Contribution OF TRADEMARK AND TRADENAME and Assumption of Securities"

3. In Section 2.3 "Sale of Assets and Assumption of Liabilities" of the Agreement the word "herein" shall be replaced by the words "in Asset Purchase Agreement". As a result Section 2.3 of the Agreement shall be worded as follows:

"Buyer and Carey Agri agrees to cause Newco to buy those certain assets of the Company and assume those certain liabilities of the Company as set for on the schedules to that certain Asset Purchase Agreement, attached thereto as EXHIBIT E ("Asset Purchase Agreement") and on the terms and conditions set forth herein and IN ASSET PURCHASE AGREEMENT.

4. In Section 2.4 "Purchase Price for the Assets", subsection (b)(ii) the numerical punctuation shall be adjusted to the American standard. As a result subsection (b)(ii) shall be worded as follows:

"(ii) the book value as of February 28, 1999 of any or all of the five vehicles currently used in connection with the business of the Company, namely a Mercedes 350 registration number BIK 9000 in the amount of 65,858.97 PLN, a Jaguar XJ6 registration number BIB 9000 in the amount of 3,095.94 PLN, a Chevrolet Corvette registration number BIK 3000 in the amount of 10,098.34 PLN, a Ford Taurus registration number BTB 6000 in the amount of 0 PLN, a Mercedes ML 320 registration number BIM 6000 in the amount of 203,245.21 PLN retained by the Company, subject to adjustments;"

5. In Section 2.4 "Purchase Price for the Assets", subsection (b)(vi) shall be amended by the words "and the Tradename". As a result subsection (b)(vi) shall be worded as follows:

"(vi) 50% of the amount of the stamp duty on the contribution of the Trademark AND THE TRADENAME between Newco and CEDC in the approximate amount of 18,000 USD;"
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6. In Section 3.2 "Access; Investigations by Buyer; Confidentiality", subsection
(c) the amount of "1,486,000" shall be replaced by the amount of "1,486,463.41". As a result subsection (c) shall be worded as follows:

"Buyer's investigation of the financial and operating data, assets, real property and other information with respect to the businesses and assets of Company shall in no way affect the obligations of Company and each of the Partners with respect to the agreements, representations, warranties, covenants and indemnification provisions set forth in this Acquisition Agreement and the Related Agreements. Profits distributed to the Partners until September 9, 1998 shall not affect the Purchase Price (as of September 30, 1998 profits distributed to the Partners in the gross amount of 1,486,463.41 PLN, i.e.: personal income tax included)."

7. In Section 3.3 "Operation of the Business of the Company", subsection (b) shall be worded as follows:

"Except as contemplated by this Acquisition Agreement or as reasonably may be required to carry out its obligations hereunder Company shall, through the Closing Date, conduct its business only in the Ordinary Course of Business unless the consent of Carey Agri is provided, and, in addition, not:"

8. In Section 3.3 "Operation of the Business of the Company", subsection (d) shall be amended by the words "(Formularz F-01)". As a result subsection (d) shall be worded as follows:

"Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles in Poland applied on a basis consistent with prior periods, and shall supply to Buyer monthly unaudited consolidated balance sheets and statements of income of Company (FORMULARZ F-01), so prepared, as soon as practicable after the end of each month. All such financial statements shall be considered attached to and made a part hereof."

9. In Section 3.3 "Operation of the Business of the Company", subsection (g) the amount of "1,486,000" shall be replaced by the amount of "1,486,463.41". As a result the last sentence of subsection (c) shall be worded as follows:

"Profits distributed to the Partners until September 9, 1998 shall not affect the Purchase Price (as of September 30, 1998 profits distributed to the Partners amount to 1,486,463.41 PLN).
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10. In Section 3.4 "No Inconsistent Negotiations", subsection (ii) shall be amended by the words "any Proposal". As a result subsection (ii) shall be worded as follows:

"(ii) participate in any negotiations regarding ANY PROPOSAL, or furnish to any other person, entity or group any non-public information with respect to, or otherwise cooperate in any way with, or encourage, any effort or attempt by any other person, entity or group to do or seek any of the foregoing."

11. In Section 3.6 "Management Agreements", subsections (c) and (d) the words "board of management" shall be replaced by the words "Management Board". As a result subsections (c) and (d) shall be worded as follows:

"(c) Buyer and Carey Agri agree to cause Newco to name the Partners as two of the members of the MANAGEMENT BOARD of Newco as of the Closing Date, and the Partners agree so to serve. (d) Buyer and Carey Agri agree to name one of the Partners as a member of the MANAGEMENT BOARD of Carey Agri as of the Closing Date and each of the Partners agrees to serve as requested."

12. In Section 4.6 "Taxes", subsection (b) the first sentence shall be amended by words "and/or has not been questioned". As a result the first sentence of subsection (b) shall be worded as follows:

"(b) Company Tax Returns have been examined AND/OR HAS NOT BEEN QUESTIONED from time to time by the relevant taxing authorities, and all deficiencies proposed as a result of such examinations have been paid or settled, for all taxable years prior to and including the taxable year ended 1998."

13. In Section 4.8 "Real Property", subsection (e) the first sentence shall be amended by words "in the scope described in Exhibit I hereof". As a result the first sentence of subsection (e) shall be worded as follows:

"None of the Real Property, IN THE SCOPE DESCRIBED IN EXHIBIT I HEREOF, is subject to any Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting Company's right to convey or to use it."

14. In Section 8.6 "Adjustment of Assets and Liabilities at Closing", subsection
(b) the word "asset" shall be replaced by the word "liabilities". As a result subsection (b) shall be worded as follows:

"(b) Immediately prior to Closing Date, the Company shall update Exhibit B to the Assets Purchase Agreement. The parties agree that the net value of the liabilities on the updated exhibits shall be approximately the same as that

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on the original exhibit or the parties shall discuss an adjustment in the
Purchase Price. Immediately after the Date of Closing, the LIABILITIES list shall be finalized to reflect those liabilities assumed by Newco."

15. In Section 9.3 "Legal Proceedings" the words " or the Related Agreements" shall be deleted. Furthermore, this Section shall be amended by the words "or by the Related Agreements", which results in the following wording:

"No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Acquisition Agreement OR BY THE RELATED AGREEMENTS, other than an action or proceeding instituted or threatened by Buyer, Carey Agri, or Newco."

16. The title of Section 9.4 "Approval of Board of Directors" shall be replaced by the words "Approval of Management Board". Furthermore, in this Section the words "Board of Directors" shall be replaced by "Management Board". As a result
Section 9.4 shall be worded as follows:

"The Acquisition Agreement and the transactions contemplated thereby shall be approved by the MANAGEMENT BOARD of Buyer and the Management Board of Carey Agri as soon as possible after the signing of this Agreement."

17. In Section 9.6 "Consents" the word "Schedule" shall be replaced by the word "Section".

18. In Section 10.4 "Deliveries by Buyer", subsection (c) the words "Board of Directors" shall be replaced by the words "Management Board". As a result subsection (c) shall be worded as follows:

"(c) a certified copy of the resolutions adopted by the Management Board of Buyer authorizing the transactions contemplated by this Acquisition Agreement; and"

19. The Section 10.6 "Deliveries by Newco" shall have the following wording:

"10.6 Deliveries by Newco At the Closing, Buyer and Carey Agri shall cause Newco to perform the following: (a) wire funds to the Company in the amount of the Purchase Price for the Assets;
(b) deliver to the Escrow Agent, the Escrow Deposit; and
(c) deliver such other s as the Partners may reasonably request, to be requested no later than five business days prior to Closing."

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20. In Section 12.2 "Effect of Termination" the text in the brackets shall be amended by adding the words "of the obligations". As a result the last sentence of Section 12.2 shall be worded as follows:

"The parties hereto shall have any and all remedies to enforce such obligations provided at law or equity (including, without limitation, specific performance OF THE OBLIGATIONS)."

21. In Section 13.5 "Entire Agreement; Amendment" the word "Schedule" shall be replaced by the word "Exhibits".

22. In Section 13.7 "Consent to Jurisdiction and Arbitration", in the last sentence the word "courts" shall be singular. As a result the last sentence of
Section 13.7 shall be worded as follows:

"For such purpose, Buyer, Carey Agri, Company and each of the Partners hereby irrevocably submit to the non-exclusive jurisdiction of such COURT, and agrees that all claims in respect of this Acquisition Agreement and the Related Agreements may be heard and determined by such court."

23. In Section 13.10 "Notices" the numbering shall be unified. Furthermore, after subsection (v) (according to the correct numbering) another address shall be added. As a result, address part of Section 13.10 shall be worded as follows:

"(i)              If to Buyer:
                  Central European Distribution Corporation
                  1343 Main Street - Suite 301
                  Sarasota, Florida 34236
                  Attn.: Mr. William V. Carey
                  tel: (941) 330 - 1558
                  fax: (941) 330 - 9617
                  with a copy (which shall not constitute notice) to:
                  Carey Agri International Poland Sp. z o.o.
                  ul. Lubelska 13, 03-802 Warszawa
                  Mr. William V. Carey
                  tel.: (48)(22)618 50 25, 618 05 77
                  fax: (48)(22)618 0238

(ii)              If to Carey Agri:
                  ul. Lubelska 13, 03-802 Warszawa
                  Attn: Mr. William V. Carey
                  tel.: (48 22) 618 50 25, (48 22) 618 05 77
                  fax:  (48) (22) 618 0238

(iii)             If to Newco:

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                  MTC SP. Z O.O.
                  UL. LUBELSKA 13, 03-802 WARSZAWA
                  ATTN: MR. WILLIAM V. CAREY
                  TEL.: (48 22) 618 50 25, (48 22) 618 05 77
                  FAX: (48) (22) 618 0238
                  with a copy (which shall not constitute notice) to:
                  Hogan & Hartson Sp. z o.o.
                  Al. Jana Pawla 25
                  00 - 854 Warszawa
                  Attn: Elzbieta Koper, Halina Wieckowska
                  tel: (48 22) 653 42 00
                  fax: (48 22) 653 42 50

(iv)              If to Company:
                  Multi Trade Company s.c.
                  ul. Baranowicka 117
                  15 - 501 Bialystok
                  Attn: Wojciech Strza(3)kowski, Wojciech Wasilewski

(v)               If to the Partners:
                  Wojciech Strza(3)kowski
                  ul. Starobojarska 27 M. 1
                  15 - 073 Bialystok
                  tel.: (48) 601 91 56 01
                  Wojciech Wasilewski
                  ul. Basniowa 84
                  15 - 157 Bialystok
                  tel.:(48) (15) 676 20 74
                  with a copy (which shall not constitute notice) to:
                  Leszek Berger
                  Kancelaria Prawa Gospodarczego
                  ul. Krakowskie Przedmieoecie 47/51
                  00-071 Warszawa
                  tel.: (48 22) 826 32 09
                  fax.: (48 22) 826 40 10

SECTION 3.                 Binding Effect

This Annex to the Acquisition Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Annex to the Acquisition Agreement, or have caused this Annex of the Acquisition Agreement to be duly executed on their behalf, as of March 12, 1999.

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                    CENTRAL EUROPEAN DISTRIBUTION CORPORATION

                                        /s/ WILLIAM V. CAREY
                                        ----------------------------------------
                                        By: William V. Carey
                                        Chairman of the Board

                   CAREY AGRI INTERNATIONAL POLAND SP. Z O.O.

                                        /s/ WILLIAM V. CAREY
                                        ----------------------------------------

                                        By: William V. Carey
                                        Managing Director

THE PARTNERS In their own name and on behalf of MULTI TRADE COMPANY

/s/ WOJCIECH STRZAKOWSKI                /s/ WOJCIECH WASILEWSKI
-------------------------               ----------------------------------------
Wojciech Strzakowski                    Wojciech Wasilewski

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